Exhibit 23.4

Consent of Webb & Company, P. A., Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by references of our report dated March 31, 2010 with respect to the consolidated financial statements for the years ended December 31, 2009 and 2008 of Waytronx, Inc. included in the Annual Report (Form 10-K) for the years ended December 31, 2009 and 2008 and to the reference to our firm under the heading “Experts” in the prospectus.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 31, 2010